UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):     December 14, 2012

Carter’s, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31829	13-3912933
(States or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Proscenium 1170 Peachtree Street NE, Suite 900 Atlanta, Georgia 30309
(Address of principal executive offices, including zip code)

(404) 745-2700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On December 14, 2012, The William Carter Company (the “Company”), a wholly owned subsidiary of Carter's, Inc., and Phipps Tower Associates, LLC (the “Landlord”) entered into a lease agreement (the ”Lease Agreement”) to lease approximately 222,730 square feet of office space located at Phipps Tower, 3438 Peachtree Road, Atlanta, Georgia (the “New Premises”). John Hancock Life Insurance Company (U.S.A.) (“John Hancock”) will be guarantying certain obligations of the Landlord, as set forth in the Lease Agreement. Prior to taking possession, the Company has the right, until March 1, 2013, to increase or decrease the initial space to be occupied by up to 15% (the “Initial Space Adjustment”). The Company intends that the New Premises will serve as its new, world-wide corporate headquarters, and plans to occupy part of the New Premises in early 2013 and the entire New Premises by no later than December 31, 2013. The Lease Agreement expires on April 30, 2030.
The Company's rental obligations consist of base rent at amounts per square foot set forth in the Lease Agreement (“Base Rent”) together with the Company's pro rata share of operating expenses, real estate taxes and insurance costs (collectively, the “Additional Rent”). The Company is not obligated to pay Base Rent or Additional Rent until May 1, 2015, at which time the Company expects to be obligated to pay approximately $571,461 per month based on 222,730 square feet being leased, which square footage could change as described above. The Base Rent will increase by 4% every three years, with the first increase occurring on May 1, 2017; and the Additional Rent will fluctuate based on the actual costs and taxes incurred. The Landlord will provide the Company with an initial allowance of $83.50 per square foot to improve the New Premises and an allowance after the 10th lease year in the amount of an additional $10.00 per square foot. The Company must make additional payments with respect to a fitness facility to be constructed by the Landlord on the New Premises. The Company's accounting for these payments will differ from the timing of cash payments.
The Company has two renewal options to extend the lease term. In addition to the Initial Space Adjustment, the Company has rights to lease additional space in the New Premises. The Company also has limited rights to contract the space it occupies, and a one-time right to terminate the Lease Agreement effective April 30, 2025, subject to the payment of a termination fee.
A copy of the Lease Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Lease Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.
Item 1.02.    Termination of a Material Definitive Agreement.
On December 14, 2012, the Company and John Hancock entered into a lease termination agreement (the “Termination Agreement”) pursuant to which the Company's current office lease at 1170 Peachtree Street, Atlanta, Georgia will terminate on December 31, 2013. The termination of the lease results in no material cash expenditure.
A copy of the Termination Agreement is attached as Exhibit 10.2 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits:

10.1	Lease Agreement dated December 14, 2012 between The William Carter Company and Phipps Tower Associates, LLC.

10.2	Lease Termination Agreement dated December 14, 2012 between The William Carter Company and John Hancock Life Insurance Company (U.S.A).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER’S, INC.

December 14, 2012                         By:                   /s/ BRENDAN M. GIBBONS

Name:    Brendan M. Gibbons

Title:	Senior Vice President of Legal & Corporate Affairs, General Counsel, and Secretary

EXHIBIT INDEX

Number          Document

10.1	Lease Agreement dated December 14, 2012 between The William Carter Company and Phipps Tower Associates, LLC.
10.2	Lease Termination Agreement dated December 14, 2012 between The William Carter Company and John Hancock Life Insurance Company (U.S.A).